Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is dated for reference purposes only as of December 2, 2011, by and between NOP COTTONWOOD 2825, LLC, a Delaware limited liability company (“Landlord”), and FUSION-IO, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Fusion Multisystems, Inc., a Nevada corporation (“Fusion Multisystems”) entered into that certain Lease Agreement dated as of May 28, 2010 (the “Original Lease”), pursuant to which Landlord leased to Fusion Multisystems and Fusion Multisystems leased from Landlord that certain space containing approximately 31,010 square feet of Rentable Area and 26,052 square feet of usable area (the “Original Premises”) located in that certain office building addressed as 2825 East Cottonwood Parkway, Salt Lake City, Utah (the “Building”), consisting of the following: (i) the Suite 120 Space consisting of approximately 6,216 square feet of Rentable Area and 5,222 square feet of usable area located on the first (1st) floor of the Building; (ii) the Suite 150 Space consisting of approximately 5,304 square feet of Rentable Area and 4,456 square feet of usable area located on the first (1st) floor of the Building; (iii) the Suite 180 Space consisting of approximately 5,894 square feet of Rentable Area and 4,952 square feet of usable area located on the first (1st) floor of the Building; and (iv) the Suite 200 Space consisting of approximately 13,596 square feet of Rentable Area and 11,422 square feet of usable area located on the second (2nd) floor of the Building.

B. Landlord and Tenant, as successor-in-interest to Fusion Multisystems as Tenant under the Original Lease, entered into that certain First Amendment to Lease Agreement dated as of August 16, 2011 (the “First Amendment”), pursuant to which the parties, among other things, expanded the Original Premises to include that certain space containing approximately 8,332 square feet of Rentable Area and 7,000 square feet of usable area (the “Expansion Space”) commonly known as Suites 210 and 220, located on the second (2nd) floor of the Building.

C. The Original Premises and the Expansion Space are collectively referred to herein as the “Existing Premises”.

D. The Original Lease and First Amendment are collectively referred to herein as the “Lease”.

E. Landlord and Tenant now desire to amend the Lease to (i) expand the Existing Premises by that certain space containing approximately 2,025 square feet of Rentable Area and 1,701 square feet of usable area (the “Cafeteria Space”), commonly known as Suite 100, located on the first (1st) floor of the Building, and depicted on Exhibit A attached hereto, and (ii) modify various terms and provisions of the Lease, all as hereinafter provided.

A G R E E M E N T :

1. Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Second Amendment shall have the same meaning given such terms in the Lease.

2. Condition Precedent. Pursuant to that certain Lease Agreement dated as of July 20, 2009 (the “Existing Lease”), between Landlord, and Bianka Candelaria, an individual (the “Existing Tenant”), Landlord is currently leasing to the Existing Tenant and the Existing Tenant is currently leasing from Landlord the Cafeteria Space. Landlord and the Existing Tenant are currently in the process of negotiating an early termination agreement (herein, the “Early Termination Agreement”) whereby the Existing Lease with respect to the entire Cafeteria Space shall be terminated on December 7, 2011 (herein, the “Early Termination Date”). In addition, Tenant and the Existing Tenant are currently negotiating a separate written agreement (the “Café Agreement”) whereby, among other things, the Existing Tenant will assign and transfer to Tenant all of the Existing Tenant’s rights, title and interest in and to the Transferred Existing FF&E (as defined below). Notwithstanding anything to the contrary contained in the Lease (as amended hereby), it shall be a condition precedent to the effectiveness of this Second Amendment (other than the provisions of this Section 2 and Sections 12, 13 and 14 below) that, on or before the day immediately prior to the Early Termination Date, (i) Landlord and the Existing Tenant mutually execute and deliver the Early Termination Agreement, and (ii) Tenant and the Existing Tenant mutually execute and deliver the Café Agreement. If such condition is not timely satisfied, this Second Amendment (other than the provisions of this Section 2 and Sections 12, 13 and 14 below) shall thereupon automatically terminate. Tenant hereby agrees that until such condition is timely satisfied, (A) Landlord shall have no obligation to expend or disburse any funds in connection with this Second Amendment or perform any obligations imposed upon Landlord under this Second Amendment, and (B) all costs incurred by Tenant in connection with this Second Amendment shall be paid for by Tenant, at Tenant’s expense, without reimbursement from Landlord.

3. Cafeteria Space.

3.1. Addition of Cafeteria Space. Commencing on the Cafeteria Space Commencement Date (as defined below), the Existing Premises shall be expanded to include the Cafeteria Space, which Cafeteria Space shall be leased on the same terms and conditions set forth in the Lease (as amended hereby). From and after the Cafeteria Space Commencement Date, the Existing Premises and the Cafeteria Space shall be collectively referred to as the “Premises” and shall contain a total of approximately 41,367 square feet of Rentable Area and 34,753 square feet of usable area.

3.2. Cafeteria Space Term. The lease term for the Cafeteria Space (the “Cafeteria Space Term”) shall commence on the date (the “Cafeteria Space Commencement Date”) that is the earlier of (i) the date Tenant, or any person occupying any portion of the Cafeteria Space with Tenant’s permission, commences business operations in the Cafeteria Space, and (ii) the date that is ninety (90) days after the date that Landlord delivers possession of the Cafeteria Space to Tenant with the Non-Transferred Existing FF&E (as defined below) removed therefrom, and shall expire coterminously with the Lease Expiration Date for the Existing Premises on September 30, 2021.

3.3. Build-Out Period. Provided that the Cafeteria Space Commencement Date has not yet occurred, Tenant shall have the right to enter the Cafeteria Space for a period (the “Build-Out Period”) commencing upon the date Landlord delivers the Cafeteria Space to Tenant and expiring at 11:59 p.m. on the day before the Cafeteria Space Commencement Date, for the sole purpose of constructing the Cafeteria Space Improvements (as defined below), fixturizing the Cafeteria Space and installing equipment therein, provided that Tenant has delivered to Landlord the certificates of insurance and any and all other evidence of insurance required under the Lease (as amended hereby) to be carried by Tenant and any contractor retained thereby with respect to the Cafeteria Space. All of the terms and conditions of the Lease (as amended hereby) shall apply to the Cafeteria Space during the Build-Out Period, including, without limitation, Tenant’s obligation to pay to Landlord all sums and charges required to be paid by Tenant under the Lease (as amended hereby) for the Cafeteria Space as though the Cafeteria Space Commencement Date had occurred (although the Cafeteria Space Commencement Date shall not actually occur until the date set forth in Section 3.2 above); provided however, (i) during the Build-Out Period, Tenant shall not be obligated to pay Base Rent for the Cafeteria Space until the Cafeteria Space Commencement Date actually occurs, and (ii) if Tenant, or any person occupying any portion of the Cafeteria Space with Tenant’s permission, commences business operations in the Cafeteria Space at any time during the Build-Out Period then, pursuant to and in accordance with Section 3.2 above, the Cafeteria Space Commencement Date shall be deemed to have occurred as of such date Tenant, or any person occupying any portion of the Cafeteria Space with Tenant’s permission, commences business operations in the Cafeteria Space.

3.4. Confirmation of Cafeteria Space Commencement Date. Following the Cafeteria Space Commencement Date, Landlord shall deliver to Tenant a notice of Cafeteria Space Term dates in the form of Exhibit B attached hereto, which notice Tenant shall execute and return to Landlord within five (5) business days after Tenant’s receipt thereof.

4. Base Rent. Notwithstanding the provisions of the Lease to the contrary, during the Cafeteria Space Term, the Base Rent payable by Tenant for the Cafeteria Space and the Existing Premises shall be calculated together and shall be as set forth in the following schedule, subject to abatement with respect to the Existing Premises, only, as set forth and to the extent provided in Section 5.1 of the Original Lease:

Period of Cafeteria Space Term	Monthly Base Rent	Annual Base Rent Rate Per Square Foot of Rentable Area of the Existing Premises and Cafeteria Space
Cafeteria Space Commencement Date – 11/30/12	$90,559.25	$26.27
12/01/12 – 11/30/13	$93,248.11	$27.05
12/01/13 – 11/30/14	$96,040.38	$27.86
12/01/14 – 11/30/15	$98,936.08	$28.70
12/01/15 – 11/30/16	$101,900.70	$29.56
12/01/16 – 11/30/17	$104,968.75	$30.45
12/01/17 – 11/30/18	$108,105.75	$31.36
12/01/18 – 11/30/19	$111,346.17	$32.30
12/01/19 – 11/30/20	$114,690.00	$33.27
12/01/20 – 09/30/21	$118,137.25	$34.27

5. Tenant’s Share. For purposes of calculating Tenant’s obligation to pay Tenant’s Share of the increases in Operating Expenses for the Cafeteria Space during the Cafeteria Space Term: (i) Tenant’s Share of the increases in Operating Expenses for the Existing Premises and Cafeteria Space shall be calculated separate and apart; (ii) Tenant’s Share for the Existing Premises shall continue to be 36.24% (i.e., 39,342 square feet of Rentable Area in the Existing Premises/108,571 square feet of Rentable Area in the Building); (iii) Tenant’s Share for the Cafeteria Space shall be 1.87% (i.e., 2,025 square feet of Rentable Area in the Cafeteria Space/108,571 square feet of Rentable Area in the Building); (iv) the Base Year for the Existing Premises shall continue to be the calendar year 2011; and (v) the Base Year for the Cafeteria Space shall be the calendar year 2012.

6. Existing FF&E.

6.1. Transferred Existing FF&E. For purposes hereof, the (i) “Non-Transferred Existing FF&E” shall mean those certain items of the Existing Tenant’s furniture, fixtures, equipment and other personal property that are located in the Cafeteria Space and are set forth on Exhibit C attached hereto, and (ii) “Transferred Existing FF&E” shall mean all of the Existing Tenant’s furniture, fixtures, equipment and other personal property that are located in the Cafeteria Space and are other than the Non-Transferred Existing FF&E. Tenant hereby acknowledges that (A) the Existing Tenant currently operates the Cafeteria Space as a café restaurant open to the general public, (B) as further described in Section 7 below, it is Tenant’s intention to operate a Cafeteria (as defined in Section 7 below) from the Cafeteria Space utilizing the Transferred Existing FF&E, and (C) in furtherance of the same, and as a condition precedent to the effectiveness of this Second Amendment as set forth in Section 2 above, Tenant and the Existing Tenant shall execute and deliver to each other the Café Agreement on or before the day immediately prior to the Early Termination Date. As such, Tenant shall have the right, subject to the provisions of this Section 6 hereinbelow, to use the Transferred Existing FF&E effective from and after the date Landlord delivers possession of the Cafeteria Space to Tenant. Landlord makes no representation or warranty as to the extent of the Existing Tenant’s rights, title and interest in the Transferred Existing FF&E. Tenant shall indemnify, defend and hold Landlord, and its members, partners, submembers and subpartners, and their respective officers, agents, property managers, employees, and independent contractors (collectively, the “Landlord Parties”), harmless from and against any and all Claims arising from or in connection with the use of the Transferred Existing FF&E by Tenant or any of Tenant’s agents, licensees, subtenants, assignees, employees, contractors or invitees (collectively, the “Tenant Parties”). In addition, as between Landlord and Tenant, Tenant is taking the Transferred Existing FF&E “AS IS AND WITH ALL FAULTS” and without warranty of any kind, express or implied, including without limitation, warranty of title, warranty of merchantability or warranty of fitness for a particular purpose, or any warranty concerning the condition or operability of the Transferred Existing FF&E or its present or future suitability for Tenant’s or any future assignee’s or user’s purposes.

6.2. Non-Transferred Existing FF&E. Landlord hereby acknowledges and agrees that it shall deliver the Cafeteria Space to Tenant with the Non-Transferred Existing FF&E removed therefrom. Landlord shall use commercially reasonable efforts to cause the Existing Tenant to remove the Non-Transferred Existing FF&E from the Cafeteria Space on or before the Early Termination Date; provided, however, Landlord shall have no liability to Tenant, and neither this Second Amendment or the Lease (as amended hereby) shall be void or voidable in any way, as a result of Landlord’s inability to remove or cause the Existing Tenant to remove the Non-Transferred Existing FF&E from the Cafeteria Space on or before the Early Termination Date (or any other date), and Tenant shall accept possession of the Cafeteria Space upon the date Landlord delivers possession thereof with the Non-Transferred Existing FF&E removed therefrom.

7. Cafeteria Use. Tenant shall have the right, at Tenant’s sole cost and expense, subject to compliance with all applicable Legal Requirements and obtaining all permits and the prior approval of all applicable governmental authorities, to install and operate a full service cafeteria within the Cafeteria Space (“Cafeteria”) (and no other portion of the Premises), provided that (i) no cooking odors shall be emitted from the Cafeteria other than through ventilation equipment and systems previously installed by the Existing Tenant and/or to be installed therein by or on behalf of Tenant in accordance with the provisions of this Section 7, and (ii) Tenant shall pay for all costs of any changes to the structural components of the Building, any mechanical, plumbing, electrical, HVAC, life-safety and/or base building systems of the Building, and any other portions of the Building required in connection with the installation and operation of the Cafeteria (and related tenant improvements and Alterations in connection therewith), all of which changes must be made in accordance with the terms of Article 11 of the Original Lease (including, without limitation, pursuant to plans and specifications approved by Landlord, which approval shall be made or withheld in accordance with the approval standards for Alterations set forth in Article 11 of the Original Lease). The Cafeteria shall be for the exclusive use of Tenant’s employees (as well as clients and visitors of Tenant in the ordinary course of business), and/or the employees (and clients and visitors in the ordinary course of business) of Tenant’s Affiliates or any assignee or subtenant of Tenant pursuant to an assignment or sublease entered into in accordance with Article 10 of the Original Lease (collectively, the “Permitted Users”); Tenant may not open up the Cafeteria, or serve or sell from the Cafeteria, food, beverages, drinks or any other items, to tenants or visitors of the Complex or to any other members of the general public, other than the Permitted Users. Prior to making any Alterations or improvements to the Cafeteria Space with respect to the Cafeteria and installing any kitchen and cafeteria equipment therein (including any cooking, ventilation, air conditioning, grease traps, and other equipment in the Cafeteria Space) (together with the Transferred Existing FF&E and all other furniture, fixtures, and equipment of Tenant in the Cafeteria Space, collectively, the “Cafeteria Facilities”), Tenant shall deliver to Landlord detailed plans and specifications of the Cafeteria Facilities for Landlord’s prior approval (which approval shall be made or withheld in accordance with the approval standards for Alterations set forth in Article 11 of the Original Lease, if applicable, and, if not applicable, in Landlord’s reasonable discretion); Tenant shall only install such Cafeteria Facilities (and make any subsequent modifications thereto) in accordance with such plans and specifications approved by Landlord. All of the Cafeteria Facilities shall be installed by Tenant, at its expense, in compliance with all applicable Legal Requirements and subject to and in compliance with the provisions of Article 11 of the Original Lease (as modified by this Section 7). The Cafeteria and the Cafeteria Facilities shall be maintained and operated by Tenant, at Tenant’s expense: (A) in good order, condition and repair; (B) consistent with the nature and character of the Complex; and (C) in compliance with all applicable Legal Requirements, such reasonable rules and regulations as may be adopted by Landlord from time to time, and the other provisions of the Lease (as amended hereby). In addition, Tenant shall, at its sole cost and expense, obtain and maintain property insurance with respect to the Cafeteria Facilities as required under Section 17.1 of the Original Lease. Except as otherwise expressly provided in Section 8 below, Tenant shall also have the sole responsibility, at its expense, for providing all janitorial service (including wet and dry trash removal) for and cleaning of the Cafeteria Space and Cafeteria Facilities, as well as all exhaust vents therefor, and shall pay for all cleaning costs incurred by Landlord in cleaning any affected portions of the Building or Complex resulting from Tenant’s operation of the Cafeteria. All such cleaning and janitorial service shall be performed by Tenant in a professional manner pursuant to Section 8 below. Tenant shall use such reputable third party vendors (who shall be licensed to perform such work if required by applicable Legal Requirements) as Tenant shall designate and Landlord shall approve (which approval shall not be unreasonably withheld, conditioned or delayed), for the operation and maintenance of the Cafeteria and Cafeteria Facilities. Further, upon the expiration or earlier termination of the Lease (as amended hereby), Tenant shall (1) unless otherwise elected by Landlord by prior written notice delivered to Tenant prior to such expiration or earlier termination, remove the Transferred Existing FF&E, and (2) otherwise surrender the Cafeteria Space and the Cafeteria Facilities pursuant to and in accordance with the terms of Article 26 of the Original Lease.

8. Janitorial Service. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for keeping all loading docks used by Tenant in a neat and clean condition, and for performing all janitorial services and other cleaning of the Cafeteria Space, all as appropriate to maintain the Cafeteria Space in a manner consistent with the nature and character of the Complex; provided, however, notwithstanding the foregoing to the contrary, Landlord shall, as part of Operating Expenses, cause the customer seating area in the Cafeteria Space (the “Seating Area”) to be swept after normal business hours on weekdays (not including holidays). Such cleaning and janitorial services to be provided by Tenant shall be performed by Tenant’s employees or by contractors pursuant to service contracts approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and shall include, without limitation, the following:

(i) Tenant shall cause the carpets or other floor coverings in the Cafeteria Space to be professionally cleaned and maintained during the Cafeteria Space Term in a manner consistent with the nature and character of the Complex;

(ii) Tenant shall cause to be provided (A) monthly interior window washing of the Cafeteria Space, and (B) daily sweeping and cleaning of the Cafeteria Space (except for Landlord’s sweeping of the Seating Area after normal business hours on weekdays, excluding holidays);

(iii) Tenant shall cause any spills, waste or damage in all Common Areas of the Complex occasioned by deliveries to the Cafeteria Space or the consumption of food, beverages and other items sold by Tenant to be properly cleaned and repaired;

(iv) Tenant shall store and dispose of its refuse and garbage in a wet rubbish container or compactor, which container or compactor shall be water proof-sealed, rodent proof, nonabsorbent, deodorized and covered with a close-fitting lid and located in such areas as shall be designated by Landlord, in accordance with state and local health department rules and regulations. Tenant shall cause all trash contained within the Cafeteria Space to be emptied on a regular basis, and disposed of in the Complex’s trash containers during hours designated by Landlord from time to time. Notwithstanding the foregoing, all trash containers must be covered and stored in a manner to prevent the emanation of odors into the Cafeteria Space, the Building or other portions of the Complex. Tenant shall also keep the path of travel to the trash areas clean at all times;

(v) Tenant shall use commercially reasonable efforts to prevent odors from escaping outside the Cafeteria Space. The Cafeteria Space and the Cafeteria Facilities shall at all times be adequately ventilated and filtered and any odors shall be exhausted and dispersed in a manner reasonably acceptable to Landlord;

(vi) Tenant shall install grease traps of sufficient size and design to catch grease and oils disposed into the sinks located in the Cafeteria Space before entry into the Complex’s sewer system. Tenant shall keep the grease traps clean and operational at all times; and

(vii) Tenant shall clean dirt and grease from kitchen exhaust ducts, fans, registers, louvers and filters; such filters shall be cleaned weekly by high temperature hot water or steam, and such ducts shall be cleaned and inspected at least quarterly and more frequently if required by municipal or state authorities.

Landlord shall have the right to inspect the Cafeteria Space upon at least twenty-four (24) hours’ prior notice to Tenant (or, in the event of an emergency, such shorter period of time as is practicable given the nature of the emergency) and to require Tenant to provide additional cleaning, if necessary. If Tenant shall fail to provide any of the services described in this Section 8 to be performed by Tenant within five (5) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith (plus a ten percent (10%) administrative fee) shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.

9. Utilities. Landlord and Tenant hereby acknowledge and agree that (i) the Cafeteria Space currently receives heating, ventilation and air-conditioning (“HVAC”) from the Building’s central HVAC system, and (ii) electricity, HVAC, gas and water provided to the Cafeteria Space are not currently separately metered. Tenant shall, at Tenant’s sole cost and expense (subject to the terms of Section 10 below), within a commercially reasonable period of time after the date of execution of this Second Amendment, but in no event later than the Cafeteria Space Commencement Date, install separate meters or sub-meters (the “Separate Meters”) for the electricity, gas and water provided to the Cafeteria Space; provided, however, that Tenant shall not install separate meters or sub-meters and shall not separately meter (A) electricity provided for the lights in the Cafeteria Space, it being agreed that Landlord shall provide, as part of Operating Expenses, electricity to the Cafeteria Space (the “Lighting Electricity”) sufficient to operate the lights currently installed in the Cafeteria Space and/or such other lights installed by Tenant as part of the Cafeteria Facilities and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and (B) the HVAC provided for the Cafeteria Space, it being agreed that Landlord shall provide, as part of Operating Expenses, HVAC for the Cafeteria Space through the Building’s central HVAC system pursuant to and in accordance with the terms of Section 7.1(a) of the Original Lease. The Separate Meters shall be deemed to be part of the Cafeteria Facilities and shall be governed by all of the terms and conditions applicable thereto, as set forth in Section 7 above. Tenant shall, within thirty (30) days after Tenant’s receipt of an invoice therefor, pay directly to Landlord (or at Landlord’s option, directly to the utility company) for the costs of all electricity, gas and water (but not the Lighting Electricity or HVAC) provided to or used in the Cafeteria Space, which costs shall be determined pursuant to the Separate Meters. In addition to the Lighting Electricity and HVAC (which Landlord shall provide to the Cafeteria Space as described hereinabove), and notwithstanding anything to the contrary contained in Section 7.1 of the Original Lease, Landlord shall provide the following services to the Cafeteria Space (which shall be separately metered by the Separate Meters and the costs of which shall be paid separately by Tenant as provided hereinabove):

(1) cold water through water lines stubbed to the Cafeteria Space as reasonably necessary for the purposes of running the two (2) commercial kitchen sinks currently existing in the Cafeteria Space (and such other equipment using water and installed by Tenant as part of the Cafeteria Facilities as is approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, in no event may Tenant install any equipment which uses water which shall exceed the Building’s then-existing capacity therefor);

(2) electricity to the Cafeteria Space twenty-four (24) hours a day, seven (7) days a week sufficient for operating the electric water heater, ice cream freezer, three (3) refrigerators, two (2) deli cases, salad bar, soda refrigerator and electric fryer currently existing in the Cafeteria Space (and such other electrical equipment installed by Tenant as part of the Cafeteria Facilities as is approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, in no event may Tenant install any electrical equipment which shall exceed the Building’s then-existing capacity therefor); and

(3) gas through gas lines stubbed to the Cafeteria Space as reasonably necessary for the purposes of operating the one (1) gas stove currently existing in the Cafeteria Space (and such other gas equipment installed by Tenant as part of the Cafeteria Facilities as is approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, in no event may Tenant install any gas equipment which shall exceed the Building’s then-existing capacity therefor).

Landlord and Tenant hereby acknowledge that, as a result of electricity (other than Lighting Electricity), gas and water for the Cafeteria Space being separately metered pursuant to this Section 9, notwithstanding anything in the Lease (as amended hereby), to the contrary, Operating Expenses for the Cafeteria Space, only, shall not include the cost of electricity (other than Lighting Electricity and the electricity provided for lighting in the premises of tenants of the Complex, all of which shall be included in Operating Expenses), gas or water consumed in the Cafeteria Space and the premises of other tenants of the Complex, since Tenant is separately paying for electricity, gas and water consumed in the Cafeteria Space pursuant to this Section 9.

10. Condition of Premises; Refurbishment Allowance. Except as otherwise provided below in this Section 10 and in Section 6.2 above with respect to the Non-Transferred Existing FF&E, Tenant shall continue to occupy the Existing Premises in its “AS IS” condition as of the date of execution of this Second Amendment and shall accept the Cafeteria Space in its “AS IS” condition on the date of delivery thereof by Landlord to Tenant, without any obligation on Landlord’s part to remove any of the Transferred Existing FF&E or to construct or pay for any tenant improvements or refurbishment work in or for the Existing Premises or the Cafeteria Space (including, without limitation, the installation of the Separate Meters and the Cafeteria Facilities). Notwithstanding the foregoing to the contrary, at any time during the period (the “Cafeteria Space Allowance Availability Period”) which commences on the commencement date of the Build-Out Period and ends on the date that is one (1) year thereafter, Tenant shall be entitled to receive from Landlord a one (1)-time refurbishment allowance (the “Cafeteria Space Allowance”) in an amount up to, but not exceeding, the product of (i) $64,638.00 (i.e., $38.00 per square foot of usable area of the Cafeteria Space, multiplied by (ii) a fraction, the numerator of which shall be the number of months in the Cafeteria Space Term, and the denominator of which shall be 130. The Cafeteria Space Allowance shall be used to help reimburse Tenant for the costs (collectively the “Cafeteria Space Refurbishment Costs”) actually incurred and paid for by Tenant during the Cafeteria Space Allowance Availability Period for the design, purchase, construction, permitting and installation of the Cafeteria Facilities (collectively, the “Cafeteria Space Refurbishment Work”), including, without limitation, the purchase and installation of the Separate Meters and furniture, fixtures and other equipment for use by Tenant in connection with the operation of the Cafeteria (referred to herein as the “Cafeteria Space FF&E”). In no event shall Landlord be obligated to make disbursements pursuant to this Section 10: (A) in a total amount which exceeds the Cafeteria Space Allowance; (B) with respect to any Cafeteria Space Refurbishment Work performed (or Cafeteria Space FF&E purchased and/or installed) prior to or after the Cafeteria Space Allowance Availability Period; or (C) with respect to any request for payment of the Cafeteria Space Allowance made by Tenant prior to or after the expiration of the Cafeteria Space Allowance Availability Period. The construction and installation of the Cafeteria Space Refurbishment Work (and the installation of the Cafeteria Space FF&E) shall be made in accordance with the terms of Article 11 of the Original Lease. Disbursement from the Cafeteria Space Allowance shall be made within thirty (30) days following Tenant’s delivery to Landlord of the following: (1) a request for payment showing that the Cafeteria Space Refurbishment Work has been fully completed (and/or the Cafeteria Space FF&E has been purchased and installed) and the actual Cafeteria Space Refurbishment Costs incurred and paid by Tenant in connection therewith; (2) invoices and paid receipts evidencing such Cafeteria Space Refurbishment Costs and Tenant’s payment thereof from all of the contractors and subcontractors performing the Cafeteria Space Refurbishment Work (and/or vendors installing the Cafeteria Space FF&E); (C) executed final, unconditional mechanics’ lien releases from all such contractors and subcontractors performing the Cafeteria Space Refurbishment Work (and/or vendors installing the Cafeteria Space FF&E); and (D) all other information reasonably requested by Landlord. If the Cafeteria Space Allowance is not fully utilized by Tenant to help reimburse Tenant for such Cafeteria Space Refurbishment Costs within the Cafeteria Space Allowance Availability Period, then such unused amounts shall revert to Landlord and Tenant shall have no further rights with respect thereto (including receipt of any rent credit or free rent).

11. Parking. Landlord acknowledges that Tenant currently has the right to use, free-of-charge throughout the Term and any extension thereof, up to a total of one hundred sixty-five (165) Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Existing Premises), three (3) of which Parking Passes are for Reserved Passes and the remainder of which are for Unreserved Passes. During the Cafeteria Space Term, as a result of the expansion of the Existing Premises by the Cafeteria Space, Tenant shall have the right to use, free-of-charge throughout the Term and any extension thereof, an additional nine (9) Unreserved Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Cafeteria Space) such that, effective from and after the Cafeteria Space Commencement Date, Tenant shall have the right to use, free-of-charge throughout the Term and any extension thereof, up to, but not exceeding, a total of one hundred seventy-four (174) Parking Passes (i.e., five (5) parking passes for each 1,000 square feet of usable area of the Existing Premises and Cafeteria Space), three (3) of which shall continue to be Reserved Passes and the remainder of which shall be Unreserved Passes. Tenant’s use of the Parking Passes shall be otherwise be on the same terms and conditions as contained in Paragraph “E” of the Summary attached to the Original Lease and Section 5.6 of the Original Lease.

12. Removal of Signage. Landlord hereby acknowledges that the Existing Tenant currently maintains (i) one (1) stand-alone sign outside of the Building, (ii) Tenant’s name and logo on the existing exterior parking directional sign for the Building, (iii) one (1) suite plaque identification sign near the interior doors to the Cafeteria Space, and (iv) one (1) additional identification sign in the interior of the Building (collectively, the “Existing Tenant Signage”). Landlord shall, either by or within a commercially reasonable period of time after the Early Termination Date, remove or cause to be removed the Existing Tenant Signage from the interior and outside of the Building.

13. Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment, except for Commerce Real Estate Solutions, representing Landlord and Coldwell Banker Commercial NRT, representing Tenant (collectively, the “Brokers”), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Landlord shall pay the Brokers a commission in connection with the execution of this Second Amendment pursuant to a separate agreement or agreements between and/or among Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Second Amendment on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers).

14. No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

15. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”

NOP COTTONWOOD 2825 LLC,

a Delaware limited liability company

By:	NOP COTTONWOOD HOLDINGS LLC,
a Delaware limited liability company
Its:	sole member

	By:	NATIONAL OFFICE PARTNERS LLC,
a California limited liability company
	Its:	sole member

		By:	CWP CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company
		Its:	Manager

			By:	/s/ JOSEPH A. CORRENTE
			Name:	Joseph A. Corrente
			Its:	Senior Vice President

“TENANT”

FUSION-IO, INC., a Delaware corporation

By:	/s/ DENNIS WOLF

Name:	Dennis Wolf
Its:	EVP & CFO

By:

Name:
Its:

EXHIBIT A

DEPICTION OF CAFETERIA SPACE

[Image of Floorplan]

EXHIBIT B

NOTICE OF CAFETERIA SPACE TERM DATES

To:	Fusion-IO, Inc.

2825 E. Cottonwood Parkway, Suite

Salt Lake City, Utah 84121

Attention: John Walker

Re:	Second Amendment to Lease Agreement dated as of December 2, 2011 (the “Second Amendment”), between NOP COTTONWOOD 2825, LLC, a Delaware limited liability company (“Landlord”), and FUSION-IO, INC., a Delaware corporation (“Tenant”).

To Whom It May Concern:

All terms not defined herein shall have the meaning ascribed to them in the Second Amendment.

In accordance with the Second Amendment, we wish to advise you and/or confirm as follows:

1. That the Cafeteria Space Commencement Date has occurred, and that the Cafeteria Space Term shall commence or has commenced as of             for a term of             years ending on September 30, 2021.

2. That in accordance with the Second Amendment, Base Rent for the Cafeteria Space commenced to accrue on                     .

3. If the Cafeteria Space Commencement Date is other than the first day of the month, the first billing for the Cafeteria Space will contain a pro rata adjustment. Each billing for the Cafeteria Space thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Second Amendment.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

“LANDLORD”

NOP COTTONWOOD 2825 LLC,

a Delaware limited liability company

By:	NOP COTTONWOOD HOLDINGS LLC,
a Delaware limited liability company
Its:	sole member

	By:	NATIONAL OFFICE PARTNERS LLC,
a California limited liability company
	Its:	sole member

		By:	CWP CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company
		Its:	Manager

By:
Name:
Its:

“TENANT”

FUSION-IO, INC., a Delaware corporation

By:

Name:
Its:

By:

Name:
Its:

EXHIBIT C

LIST OF NON-TRANSFERRED EXISTING FF&E

Television

Personal computer and printer

Telephones

Personal items (i.e., clocks, pictures, trinkets, mementos)

Credit card machine

Ice cream freezer

Bunn Gourmet slushy machine

Business and personal documentation